UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 15, 2009

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation	43-1723446
(Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On September 15, 2009, Ameren Corporation (“Ameren”), issued and sold 21,850,000 shares of its common stock, par value $.01 (the “Shares”), pursuant to a Registration Statement on Form S-3 (File No. 333-155416), which became effective on November 17, 2008, and a Prospectus Supplement dated September 9, 2009, to a Prospectus dated November 17, 2008.  The Shares included the full exercise of the over-allotment option granted to the underwriters for the offering.  Ameren received net offering proceeds of approximately $534.7 million.  Ameren intends to use the net offering proceeds to make investments in its rate-regulated utility subsidiaries in the form of equity capital contributions and for general corporate purposes.  Pending such use, the net offering proceeds may be temporarily used to reduce borrowings under Ameren’s bank credit facilities.  Ameren is filing this Current Report on Form 8-K to report as exhibits certain documents in connection with the offering.

Item 9.01.              Financial Statements and Exhibits.

(d)    Exhibits.

1.1

Underwriting Agreement, dated September 9, 2009, between Ameren and the several underwriters named therein, for whom Barclays Capital Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC are acting as representatives.

5.1	Opinion of Steven R. Sullivan, Esq., Senior Vice President, General Counsel and Secretary of Ameren, regarding the validity of the Shares (including consent).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

	By:	/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

Date: September 15, 2009

Exhibit Index

Exhibit No.	Description

1.1

Underwriting Agreement, dated September 9, 2009, between Ameren and the several underwriters named therein, for whom Barclays Capital Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC are acting as representatives.

5.1	Opinion of Steven R. Sullivan, Esq., Senior Vice President, General Counsel and Secretary of Ameren, regarding the validity of the Shares (including consent).